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Exhibit 5.2

                        July 18, 2007

Iron Mountain Statutory Trust — 1998
Iron Mountain Statutory Trust — 1999
Iron Mountain Statutory Trust — 2001
c/o Iron Mountain Incorporated
745 Atlantic Avenue
Boston, Massachusetts 02111

  Re:
  Iron Mountain Incorporated Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as special counsel to the Iron Mountain Statutory Trust — 1998, a Connecticut Statutory Trust (the "98 Trust"), the Iron Mountain Statutory Trust — 1999, a Connecticut Statutory Trust (the "99 Trust") and the Iron Mountain Statutory Trust — 2001, a Connecticut Statutory Trust (the "01 Trust" and, collectively with the 98 Trust and 99 Trust, the "Iron Mountain Trusts"), in connection with a registration statement on Form S-3 (the "Registration Statement") to be filed by Iron Mountain Incorporated (the "Company"), IM Capital Trust I (the "IM Trust") and subsidiary guarantor registrants listed in the Registration Statement including the Iron Mountain Trusts, with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended. At your request, this opinion is being furnished to you.

        Our representation of the Iron Mountain Trusts is limited to those matters as to which we were consulted by the Iron Mountain Trusts, and there may also exist matters of a legal nature with respect to which we have not been consulted. Accordingly, our opinions are limited to those matters which have been brought to our attention by the Iron Mountain Trusts.

        In connection with our representation of the Iron Mountain Trusts in the negotiation and preparation of this Opinion, we have examined the documents set forth in Exhibit A herein (collectively the "Documents") and no others.

        In all our examinations made in connection with this opinion, we have assumed and relied upon (i) the genuineness of original documents, (ii) the conformity to original documents of all copies submitted to us as faxes, photocopies or conformed copies, (iii) the completeness of all documents furnished to us, and that no amendments, modifications or revisions to such documents are in existence, (iv) that the execution of all documents on behalf of all entities and persons other than the Iron Mountain Trusts was duly authorized and that such documents were validly executed and delivered on behalf of such entities and persons other than the Iron Mountain Trusts, and that the agreed-upon consideration has been paid therefor, (v) the competency and capacity of any signatories who are natural persons, (vi) the continued validity and effectiveness of any power of attorney pursuant to which any document is executed and (vii) the genuineness of all signatures. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein.

        We have also assumed that all signature pages reviewed by us in fax form are copies of signature pages which were attached to documents which were in the identical form to the copies of the same documents which were in our possession, in each case in their most recent form.

        Insofar as these opinions relate to factual matters, we have relied entirely upon the certificates and documents of public officials and certificates and documents provided by the Owner Trustee of the Iron Mountain Trusts and officers of the Iron Mountain Trusts' sole beneficiary, Iron Mountain Information Management, Inc.

        Our opinion in paragraphs 1 and 2 below as to the legal existence and good standing of the 98 Trust, 99 Trust and 01 Trust, respectively, are based solely upon our review of the 98 Trust Certificate, 99 Trust Certificate and 01 Trust Certificate issued by the Connecticut Secretary of State, without any other inquiry or investigation.

        In rendering this opinion we assume that, with respect to all entities and persons other than the Iron Mountain Trusts, (i) they have been duly created, organized or formed, as the case may be, and are validly existing in good standing under the laws of the jurisdiction governing their respective creation, organization or formation and (ii) they have the power and authority to execute and deliver, and to perform their respective obligations thereunder. We have not participated in the preparation of the Registration Statement or Prospectus, and assume no responsibility for its contents.

        We are admitted to the Bar in the State of Connecticut and we express no opinion as to the laws of any jurisdiction other than the State of Connecticut. We assume no responsibility as to the applicability thereto or affect thereon of the laws of any other state or jurisdiction.

        Our opinion is further subject to the following exceptions, qualifications and assumptions:

        (a)   We have assumed without any independent investigation that both of the Iron Mountain Trusts have received the agreed to and stated consideration for the obligations guaranteed by them, and accordingly have received "value", as such term is defined under applicable law.

        (b)   We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

        (c)   We express no opinion with respect to any matter involving financial information, or relating to compliance with financial requirements.

        (d)   The opinions set forth below do not apply to the extent that judicial decisions may permit the introduction of extrinsic evidence to modify the terms or the interpretation of the Documents, or to the extent that judicial decisions may make certain provisions of agreements unenforceable where their enforcement would violate the implied covenant of fair dealing, or would be commercially unreasonable, or where their breach is not material.

        (e)   We render or imply no opinion with respect to compliance with any federal or state securities laws, rules or regulations, including without limitation the securities laws of the State of Connecticut, and including without limitation those securities laws relating to registration, filing, anti-fraud, or which relate to the accuracy or completeness of disclosure, of the federal government or any state including without limitation Connecticut.

        Based on the foregoing and upon such investigation as we have deemed necessary, and subject to the qualifications and exceptions herein contained, we are of the opinion that:

        1.     The 98 Trust is a Connecticut Statutory Trust, is duly organized, validly existing and in good standing under the laws of the State of Connecticut.

        2.     The 99 Trust is a Connecticut Statutory Trust duly organized, validly existing and in good standing under the laws of the State of Connecticut.

        3.     The 01 Trust is a Connecticut Statutory Trust duly organized, validly existing and in good standing under the laws of the State of Connecticut.

        4.     The guarantees, if any, by the Iron Mountain Trusts of debt owed by Iron Mountain, have been duly authorized by the Iron Mountain Trusts, following authorization approval of such guarantees by the respective owner trustees of the Iron Mountain Trusts.

        All opinions herein are rendered on the date hereof. We undertake and assume no obligation to advise you of facts or changes in law occurring after the date of this opinion letter that might affect the opinions expressed herein.

        We are furnishing this opinion letter to you solely for submission to the United States Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement, and to the reference of Gesmer Updegrove LLP under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act, as amended, or under the rules and regulations of the SEC promulgated thereunder. Sullivan & Worcester LLP may rely on this Opinion Letter for matters and issues related to the Registration Statement, Prospectus and submissions by Iron Mountain to the U.S. Securities and Exchange Commission. Except as set forth above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by any other entity or person for any purpose.

                        Very truly yours,
                        /s/ Gesmer Updegrove LLP
                        GESMER UPDEGROVE LLP

EXHIBIT A

1.
Amended and Restated Owner Trust Agreement, dated October 1, 1998, between Scotiabanc, Inc., as Beneficiary, and First Union National Bank, individually and as owner Trustee

2.
Owner Trust Agreement, dated July 1, 1999, among BTM Capital Corporation and JH Equity Realty Investors, Inc., collectively as Beneficiary, and First Union National Bank, individually and as Trustee, and W. Jeffrey Kramer, as Individual Trustee

3.
Amended and Restated Declaration of Trust, dated May 22, 2001, among First Union National Bank, as Trustee and Scotiabanc, as equity participant.

4.
Amendment No. 1 to Amended and Restated Declaration of Trust, dated September 26, 2002, among First Union National Bank, as Trustee, and Scotiabanc, Inc., as sole equity participant.

5.
Amendment No. 2 to Amended and Restated Declaration of Trust, dated November 22, 2002, among First Union National Bank, as Trustee, and Scotiabanc, Inc., as sole equity participant.

6.
Assumption of Owner Trust Agreement, dated March 25, 2004, by and between Scotiabanc, Inc., Wachovia Bank, N.A., f/k/a First Union National Bank and Iron Mountain Information Management, Inc. ("IMIM")

7.
Assumption of Owner Trust Agreement, dated March 25, 2004, by and between BTM Capital, Inc., Wachovia Bank, N.A., f/k/a First Union National Bank and IMIM

8.
Assignment and Assumption Agreement, dated July 16, 2007, by and between Scotiabanc, Inc., IMIM, U.S. Bank National Association and The Bank of Nova Scotia

9.
Certificate of Statutory Trust, for Iron Mountain Statutory Trust — 1998, dated June 26, 2007, issued by the Connecticut Secretary of State (the "98 Trust Certificate")

10.
Certificate of Statutory Trust, for Iron Mountain Statutory Trust — 1999, dated June 26, 2007, issued by the Connecticut Secretary of State (the "99 Trust Certificate")

11.
Certificate of Statutory Trust, for Iron Mountain Statutory Trust — 2001, dated June 27, 2007, issued by the Connecticut Secretary of State (the "01 Trust Certificate")

12.
Indenture dated December 30, 2002 by and between Iron Mountain Incorporated ("IM"), IMCC, the 98 Trust, the 99 Trust, certain other subsidiaries of IM and The Bank of New York Trust Company, N.A., as trustee, and all Supplemental Indentures to such Indenture

13.
Iron Mountain Statutory Trust-1998 Direction of Sole Beneficiary, dated July 16, 2007 ("98 Trust Consent")

14.
Iron Mountain Statutory Trust-1999 Direction of Sole Beneficiary, dated July 16, 2007 ("99 Trust Consent")

15.
Iron Mountain Statutory Trust-2001 Direction of Sole Beneficiary, dated July 16, 2007 ("01 Trust Consent")

16.
The Registration Statement on Form S-3 (the "Registration Statement"), including the final prospectuses (each a "Prospectus") relating to issuance of beneficial interests in the IM Trust, as proposed to be filed by the Company and IM Trust with the SEC on or about July 18, 2007

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Exhibit 5.2
EXHIBIT A